UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 23, 2023
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600	Houston	TX		77098
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code			(713)	335-5151

(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Exchange Agreements

On August 23, 2023, PROS Holdings, Inc. (the “Company”) entered into privately-negotiated agreements (the “Exchange Agreements”) with a limited number of existing holders of the Company’s 1.00% Convertible Senior Notes due 2024 (the “2024 Notes”) who are institutional “accredited investors” (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to exchange approximately $122 million aggregate principal amount of the Exchange Participants’ existing 2024 Notes for an amount of the Company’s previously-issued 2.250% Convertible Senior Notes due 2027 (the “2027 Notes”) at an exchange ratio to be determined based on the volume-weighted average trading price of the Company’s common stock over a thirty-day period beginning August 24, 2023 (such exchange transactions, the “Exchange”). The 2027 Notes issued in the Exchange will constitute a further issuance of, and form a single series with, and be fungible with the existing 2027 Notes.

The 2027 Notes are unsecured, unsubordinated obligations of the Company and will pay interest semiannually at an annual rate of 2.250% and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate at such time. The 2027 Notes have an initial conversion rate of 23.9137 shares of the Company’s common stock per $1,000 principal amount of 2027 Notes (which is equivalent to an initial conversion price of approximately $41.82 per share of the Company’s common stock). The conversion rate is subject to adjustment in certain circumstances, including in connection with specified fundamental changes. Holders of the 2027 Notes will have the right to require the Company to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the 2027 Notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. The 2027 Notes will mature on September 15, 2027, unless converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to June 15, 2027, the 2027 Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these conditions.

The description of the Exchange Agreements is qualified in its entirety by reference to the full and complete terms of the form of Exchange Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Capped Call Transactions

In connection with the Exchange, on August 23, 2023, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions”) with certain option counterparties (the “Option Counterparties”). The Company will pay a premium to the Option Counterparties for the Additional Capped Call Transactions in an amount to be determined based on the volume-weighted average trading price of the Company’s common stock over a reference period beginning August 24, 2023. Initial funding of the Additional Capped Call Transactions is anticipated to occur on August 25, 2023, and final funding of the Additional Capped Call Transactions is anticipated to occur concurrently with the settlement of the Exchange, whereby the Company will either make cash payments to, or receive cash payments, from the Option Counterparties depending on the final premium for the Additional Capped Call Transactions. The Additional Capped Call Transactions will cover, subject to customary anti-dilution adjustments, a number of shares of the Company’s common stock approximately corresponding with the number of shares of the Company’s common stock underlying the additional 2027 Notes issued in the Exchange, at a strike price that corresponds to the conversion price of the 2027 Notes, also subject to adjustment in accordance with the terms of the Additional Capped Call Confirmations. The capped call transactions entered into by the Company in connection with the issuances of the 2027 Notes are intended to reduce potential dilution to the Company’s common stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of the 2027 Notes, with such reduction or offset subject to a cap. The strike price of the Additional Capped Call Transactions is initially $41.817 and the cap price of the Additional Capped Call Transactions is initially $78.90, in each case, subject to adjustment in accordance with the terms of the Additional Capped Call Confirmations.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by any of the capped call transactions entered into in connection with the issuances of the 2027 Notes, including the Additional Capped Call Transactions.

The Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock or purchasing or selling the Company’s common stock in secondary market transactions following their entry into the Additional Capped Call Transactions and prior to the maturity of the 2027 Notes (and are likely to do so during the relevant valuation period under the Additional Capped Call Transactions or following any repurchase of the 2027 Notes by the Company on any fundamental change repurchase date, any redemption date or otherwise, in each case if the Company exercises its option to terminate the relevant portion of the Additional Capped Call Transactions). This activity could also cause or avoid an increase or decrease in the market price of the Company’s common stock or the 2027 Notes, which could affect the holders’ ability to convert the 2027 Notes and, to the extent the activity occurs during any observation period related to a conversion of the 2027 Notes, it could affect the amount and value of the consideration that the holder will receive on conversion of such 2027 Notes.

The description of the Additional Capped Call Transactions contained herein is qualified in its entirety by reference to the form of Additional Capped Call Confirmations, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The 2027 Notes are expected to be issued to the Exchange Participants in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by the Exchange Participants in the Exchange Agreements. The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Form of Exchange Agreement
10.2	Form of Additional Capped Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

August 23, 2023	/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary